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                                                                      EXHIBIT 12


              AMERICAN GENERAL FINANCE CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                     YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------------------------------------
                                                            SIX
                                                           MONTHS
                                                            ENDED
                                                           JUNE 30,
                                                             2002         2001          2000        1999        1998        1997
                                                           --------    ----------    ----------    --------    --------    --------
                                                                                      (DOLLARS IN THOUSANDS)
EARNINGS:
   Income before provision for income taxes                $244,139    $  394,217    $  408,803    $352,751    $306,228    $216,113
   Interest expense (including $23,221 for 1997 to fund
     assets held for sale)                                  273,086       620,487       677,372     563,966     501,533     474,135
   Implicit interest in rents                                 8,713        16,863        16,310      15,641      12,026      13,615
                                                           --------    ----------    ----------    --------    --------    --------
Total earnings                                             $525,938    $1,031,567    $1,102,485    $932,358    $819,787    $703,863
                                                           ========    ==========    ==========    ========    ========    ========
FIXED CHARGES:
   Interest expense (including $23,221 for 1997 to fund
     assets held for sale)                                 $273,086    $  620,487    $  677,372    $563,966    $501,533    $474,135
   Implicit interest in rents                                 8,713        16,863        16,310      15,641      12,026      13,615
                                                           --------    ----------    ----------    --------    --------    --------
Total fixed charges                                        $281,799    $  637,350    $  693,682    $579,607    $513,559    $487,750
                                                           ========    ==========    ==========    ========    ========    ========
RATIO OF EARNINGS TO FIXED CHARGES                             1.87          1.62          1.59        1.61        1.60        1.44

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